UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 24, 2006

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code   609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 24, 2006, Covance Inc. (the “Company”) announced its preliminary financial results for the three month period ended June 30, 2006. The Company issued press release announcing these financial results is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Michael Giannetto, the Company’s Corporate Vice President, Controller and Chief Accounting Officer, has stated his intention to retire from his position as an officer of the Company in early 2007 but to remain an employee on a part time basis in the Company’s corporate finance department.  Management has recommended to the Board of Directors that Ms. Michele Kennedy be elected to the position of Controller and Chief Accounting Officer.  Ms. Kennedy has held strategic financial management roles at the Company for the past nine years, including the last three as Corporate Assistant Controller, and previously worked as an audit manager for Ernst & Young.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release of Covance Inc. dated July 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: July 24, 2006	/s/ William E. Klitgaard
	Name:	William E. Klitgaard
	Title:	Corporate Senior Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Covance Inc. dated July 24, 2006